QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
SFN GROUP, INC.
at
$14.00 Per Share
Pursuant to the Offer to Purchase dated August 1, 2011
by
COSMO DELAWARE ACQUISITION CORP.
a direct, wholly-owned subsidiary of
RANDSTAD NORTH AMERICA, L.P.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, AUGUST 29, 2011, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase—Procedures for Accepting the Offer and Tendering Shares.

The Depositary for the Offer is:

By First Class Mail:	By Facsimile Transmission:	By Registered, Certified or Express Mail, Overnight:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	(For Eligible Institutions Only) (617) 360-6810	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021
To Confirm Facsimile Transmissions: (781) 575-2332 (For Confirmation Only)

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

        THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Cosmo Delaware Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Randstad North America, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the offer to purchase, dated August 1, 2011 (as amended or supplemented from time to time, the "Offer to Purchase"), and in the related letter of transmittal (as amended or supplemented from time to time, the "Letter of Transmittal," and together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "SFN Common Stock" or the "Shares"), of SFN Group, Inc., indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase—Procedures for Accepting the Offer and Tendering Shares.

Name(s) of Record Holder(s)	Number of Shares
Address(es)	Certificate Nos. (if available)
Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number
X	Dated:	, 2011
X	Dated:	, 2011

Signatures(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name(s) of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
(Area Code) Telephone No.
X	Dated:	, 2011
X	Dated:	, 2011

DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit 99.(a)(1)(C)
The Depositary for the Offer is